UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 1, 2006

CHATSWORTH DATA SOLUTIONS, INC. (fka ADERA MINES, LIMITED)
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

20710 Lassen Street, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

(818) 341-9200
(Registrant’s Telephone Number, Including Area Code)

ADERA MINES, LIMITED
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2006, Chatsworth Data Corporation (the “Subsidiary”), a wholly-owned subsidiary of Chatsworth Data Solutions, Inc. (formerly known as Adera Mines, Limited, the “Company”), entered into a Revolving Credit Agreement (the “Credit Agreement”) with Bank of Oklahoma, N.A. (“BOK”). The Credit Agreement provides for up to a $3.0 million revolving credit facility. The actual amount of credit available under the Credit Agreement is subject to a borrowing base determination based on the Subsidiary’s qualified accounts receivable and inventory. The revolving credit facility may be used for working capital and other lawful corporate purposes and for the issuance of letters of credit. The Company has guaranteed the payment obligations of the Subsidiary under the Credit Agreement.

Pursuant to the Credit Agreement, the outstanding advances under the Credit Agreement bear interest of an annual rate equal to the Prime Rate, as defined in the Credit Agreement, plus a margin of -0.50%, 0.00% or 0.50% depending on the Subsidiary’s funded debt to EBITDA ratio as reflected in the most recent annual financial statements. Initially the margin is set at 0.50%. Interest is payable in arrears on a monthly basis. The revolving credit facility expires and all outstanding principal is payable on November 30, 2007. The Credit Agreement is secured by all accounts receivable and inventory of the Subsidiary.

The Credit Agreement includes customary affirmative and negative covenants, such as limitations on the Subsidiary’s creation of new indebtedness and restrictions on engaging in certain transactions, entering into certain operating leases and providing guaranties of the obligations of other parties. The Credit Agreement also provides for the maintenance of a funded debt to EBITDA ratio and a fixed charge coverage ratio. The Credit Agreement is subject to customary events of default. Upon the occurrence of an event of default, the obligation to make further advances under the revolving credit facility will terminate and BOK may declare the outstanding amounts payable under the Credit Agreement immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release dated December 5, 2006, announcing a change in the registrant’s corporate name and the Subsidiary’s entry into the Credit Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press release dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATSWORTH DATA SOLUTIONS, INC.

Date: December 7, 2006	By:	/s/ J. Stewart Asbury III
J. Stewart Asbury III
President

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated December 5, 2006